Exhibit (10)J


                                  PLAN DOCUMENT FOR
                         SEVERANCE PAY PLAN FOR EMPLOYEES OF
                           FNB CORPORATION AND AFFILIATES


                                 As of March 1, 2004

                                  Plan Document for
                         Severance Pay Plan for Employees of
                            FNB Corporation and Affiliates

                                 TABLE OF CONTENTS

ARTICLE                                                                  PAGE

ARTICLE I        INTRODUCTION                                               1
     1.1.        Purpose of Plan                                            1
     1.2.        Employee Welfare Benefit Plan Status                       1

ARTICLE II       DEFINITIONS                                                1
     2.1.        Administrator                                              1
     2.2.        Affiliate                                                  1
     2.3.        Change in Control                                          2
     2.4.        Disability                                                 3
     2.5.        Effective Date                                             3
     2.6.        Employee                                                   3
     2.7.        Employer                                                   4
     2.8.        Entry Date                                                 4
     2.9.        Exempt Employees                                           4
     2.10.       Involuntary Termination                                    4
     2.11.       Non-Exempt Employees                                       5
     2.12.       Normal Base Pay for Commission Employees                   5
     2.13.       Normal Base Rate                                           5
     2.14.       Normal Base Salary                                         5
     2.15.       Participant                                                5
     2.16.       Plan                                                       5
     2.17.       Plan Sponsor                                               5
     2.18.       Plan Year                                                  5

ARTICLE III      ELIGIBILITY AND PARTICIPATION                              6
     3.1.        Eligibility                                                6
     3.2.        Requirement of Effective Release                           6
     3.3.        Commencement of Participation                              6
     3.4.        Reinstatement                                              6
     3.5.        Death                                                      6

ARTICLE IV       BENEFITS                                                   7
     4.1.        Amounts                                                    7
     4.2.        Severance Calculation                                      7
     4.3.        Health Care Coverage Benefit                               8
     4.4.        Payment                                                    8
     4.5.        Termination of Employment                                  9
     4.6.        Integration with Other Benefits                            9

     4.7.        Other Benefit Plans.                                      10

ARTICLE V        CLAIMS PROCEDURE                                          11

ARTICLE VI       FIDUCIARIES                                               15
     6.1.        Fiduciaries and Duties and Responsibilities               15
     6.2.        Limitation of Duties and Responsibilities of Fiduciaries  15
     6.3.        Allocation or Delegation of Duties and Responsibilities
                   by Fiduciaries                                          16
     6.4.        Assistance and Consultation                               16
     6.5.        Compensation and Expenses                                 16
     6.6.        Indemnification                                           16

ARTICLE VII      PLAN ADMINISTRATION                                       17
     7.1.        Appointment of Plan Administrator                         17
     7.2.        Plan Sponsor as Plan Administrator                        17
     7.3.        Procedure if a Committee                                  17
     7.4.        Action by Majority Vote if a Committee                    17
     7.5.        Appointment of Successors                                 18
     7.6.        Duties and Responsibilities of Administrator              18
     7.7.        Powers and Authority; Costs and Expenses.                 18
     7.8.        Plan Interpretations                                      19
     7.9.        Availability of Records                                   19
     7.10.       No Action by Plan Administrator with Respect to Own
                   Benefit                                                 19

ARTICLE VIII     AMENDMENT AND TERMINATION OF PLAN                         20
     8.1.        Amendment or Termination of the Plan by the Plan Sponsor  20
     8.2.        Termination Events with Respect to Employers Other Than
                   the Plan Sponsor                                        20

ARTICLE IX       MISCELLANEOUS                                             20
     9.1.        Payment from General Assets                               20
     9.2.        Nonassignability                                          21
     9.3.        Right to Require Information and Reliance Thereon         21
     9.4.        Notices and Elections                                     21
     9.5.        Delegation of Authority                                   21
     9.6.        Service of Process                                        22
     9.7.        Governing Law                                             22
     9.8.        Binding Effect                                            22
     9.9.        Severability                                              22
     9.10.       Tax Consequences                                          22
     9.11.       No Effect on Employment Agreement                         22
     9.12.       Gender and Number                                         23
     9.13.       Titles and Captions                                       23
     9.14.       Construction                                              23

                                   ARTICLE I

                                 INTRODUCTION

     1.1. Purpose of Plan. The purpose of the Severance Pay Plan for Employees of FNB Corporation and Affiliates (the "Plan") is to provide a level of financial security for certain employees who may be terminated from employment.

     1.2. Employee Welfare Benefit Plan Status. The Plan is intended to qualify as an "employee welfare benefit plan" under Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA") as amended from time to time, and Department of Labor Regulations Section 2510.3-2(b).

                                  ARTICLE II

                                  DEFINITIONS

     As used herein, unless otherwise required by the context, the following words and phrases shall have the meanings indicated:

     2.1. Administrator means the Employer or such other person, entity or committee as may be appointed from time to time by the Employer to supervise the administration of the Plan pursuant to Article VII hereof. The Administrator is the named fiduciary of the Plan and is designated as the agent upon whom legal process with respect to the Plan shall be served.

     2.2. Affiliate means each of the following business entities or other organizations (whether or not incorporated) which during the relevant period is treated (but only for the portion of the period so treated and for the purpose and to the extent required to be so treated) together with the Employer as a single employer pursuant to the following Sections of the Internal Revenue Code of 1986 (hereinafter the "Code") (as modified where applicable by Section 415(h) of the Code):

            (a) Any corporation which is a member of a parent-subsidiary controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Plan Sponsor, and

            (b) Any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Plan Sponsor as a direct or indirect subsidiary of the Plan Sponsor.

     2.3. Change in Control means the occurrence, after the Effective Date of the Plan, of any of the following:

            (a) The closing of a corporate reorganization in which FNB Corporation (or its successor) becomes a subsidiary of a holding company, the majority of the common stock of which is owned, in aggregate, by persons who did not own the majority of the common stock of FNB Corporation (or its successor) immediately prior to the reorganization,

            (b) Individuals who constitute the Board of FNB Corporation, as of the Effective Date of the Plan (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof; provided that any person becoming a director subsequent to the date hereof whose nomination for election was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board for purposes of this clause,

            (c) The closing of the merger of any banking subsidiary of FNB Corporation (or its successor) with or into another person, or

            (d) The closing of the sale, conveyance or other transfer of substantially all of the assets of any banking subsidiary of FNB Corporation (or its successor) to another person.

     For purposes hereof, the term "person" shall include any individual, corporation, partnership, group, association, or other "person," as such term is used in Section 14(d) of the Exchange Act, other than FNB Corporation (or its successor), any entity in which FNB Corporation (or its successor) owns a majority of the voting interest or any employee benefit plan(s) sponsored by FNB Corporation (or its successor).

     2.4. Disability means the mental or physical inability of the Participant to perform his or her normal job, as defined in Title II or Title XVI of the Social Security Act, and evidenced by the certificate of a medical examiner certifying such inability and certifying that such condition is likely to be permanent. The Administrator shall have the right to have a Participant examined by a qualified physician of its own choosing. In the event of a conflict of opinion between the Participant's physician and the Administrator's physician, the decision of the Administrator's physician shall be conclusive and binding on all parties.

     2.5.   Effective Date means March 1, 2004.

     2.6. Employee means any person who is employed by the Employer, except:

            (a)   Part-time, peak-time, on-call or temporary employees;

            (b)   Employees covered under collective bargaining agreements;

            (c)   Employees who voluntarily resign;

            (d) Employees whose employment terminates because of retirement or disability or who do not return from an approved leave of absence;

            (e) Employees who are offered a position with comparable base pay and benefits and at any location within 50 miles of the employee's prior location of employment but who declines to accept the offer;

            (f) Any person who is a party to an employment agreement or change in control agreement with the Employer which agreement provides for severance or other benefits as a result of termination of employment or a Change in Control;

            (g) Employees whose employment terminates as a result of Involuntary Termination;

            (h) A person who receives remuneration solely as an independent contractor or director; and

            (i) Any person who normally works less than thirty (30) hours per week for the Employer.

     2.7. Employer means, for purposes of determining Employees who may be Participants, the Plan Sponsor and each of its Affiliates, excluding any Affiliate which is designated by the Plan Sponsor as a non-participating employer. For all purposes other than determining employees who may be participants, Employer means the Plan Sponsor and its Affiliates.

     2.8. Entry Date means the later of the Effective Date or the day the Employee completes six (6) months of consecutive employment.

     2.9. Exempt Employees means employees whose positions meet specific tests established by the Fair Labor Standards Act ("FLSA") and who are exempt from minimum wage and overtime pay requirements.

     2.10. Involuntary Termination means the termination of an employee for unsatisfactory conduct or performance, as determined by the Employer in its sole discretion.

     2.11. Non-Exempt Employees means employees whose positions do not meet the FLSA exemption tests and who are paid one and one-half times their regular rate of pay for hours worked in excess of forty hours per week.

     2.12. Normal Base Pay for Commission Employees is defined as the Base Pay that is set, from time to time, by the Corporation as a basis to compute benefit coverage under its Group Term Life Insurance and its Long Term Disability Insurance plans.

     2.13. Normal Base Rate means the compensation per hour paid to non-exempt employees, excluding shift differentials, call pay, incentive pay, commissions, stakeholder benefits, overtime, fringe benefits, bonuses or other extraordinary payments.

     2.14. Normal Base Salary means the compensation per year paid to exempt employees, excluding fringe benefits, bonuses, stakeholder benefits, incentive payments or other extraordinary payments.

     2.15. Participant means any individual who participates in the Plan in accordance with Article III.

     2.16. Plan means the Severance Pay Plan for Employees of FNB Corporation and Affiliates, as set forth herein, as amended from time to time.

     2.17. Plan Sponsor means FNB Corporation, a Virginia corporation (or any successor thereto).

     2.18. Plan Year means the period beginning on the Effective Date and ending on December 31, 2004, and the 12-month period ending on each December 31 thereafter.

                                 ARTICLE III

                        ELIGIBILITY AND PARTICIPATION

     3.1. Eligibility. To be eligible to participate in the Plan an individual must be an "Employee," as defined in Section 2.6 of this document.

     3.2. Requirement of Effective Release. In addition to the requirement of Section 3.1 above, it shall be a condition of eligibility for the severance benefits provided hereunder that the Employee shall have signed a release in a form satisfactory to the Employer (including a release that complies with the requirements of the Older Workers Benefit Protection Act, where applicable) and such release shall have become effective in accordance with its terms. The failure or refusal of an Employee to sign such a release or the revocation of such a release, to the extent permitted by its terms, shall disqualify the Employee from receiving severance payments hereunder.

     3.3. Commencement of Participation. Each Employee who is eligible for participation hereunder will become a Participant in the Plan on the later of
(i) the Effective Date or (ii) the Entry Date. A Participant will cease to be a Participant as of the earlier of (i) the date on which the Plan terminates, (ii) the date on which his employment with the Employer terminated or (iii) the date on which he ceases to be an employee eligible to participate hereunder.

     3.4. Reinstatement. A former Participant will become a Participant again if and when he/she again becomes an Employee and meets the other requirements for being a Participant hereunder.

     3.5. Death. Severance pay is not payable in the case of termination of employment by reason of the death of an Employee.

                                    ARTICLE IV

                                     BENEFITS

     4.1. Amounts. An Employee, as defined in Section 2.6. of this Agreement, whose employment is terminated as a result of a reorganization, reduction in force, elimination of the Employee's position, or a Change in Control, all as determined in the sole discretion of the Employer, shall be eligible for severance pay based on the Employee's normal base compensation and on his length of service with the Employer as follows:

NON-EXEMPT EMPLOYEES                          SEVERANCE PAY

At least 6 months of continuous               2 Weeks
employment as of date of
termination of employment, but
not more than 1 year

More than 1 year of employment (whether       2 Weeks, plus One Week per full
consecutive or not) as of date of             year of employment (with total
termination of employment                     severance pay not to exceed 26
                                              weeks)

EXEMPT EMPLOYEES                              SEVERANCE PAY

At least 6 months of continuous               4 Weeks
employment as of date of
termination of employment, but
not more than 1 year

More than 1 year of employment (whether       4 Weeks, plus One Week per full
consecutive or not) as of date of             year of employment (with total
termination of employment                     severance pay not to exceed 26
                                              weeks)

     4.2. Severance Calculation. For non-exempt employees, a week of severance pay is defined as their "normal base rate," as defined in Section
2.13 of this document, times their regular weekly scheduled number of hours. For exempt employees, a week of severance pay is defined as 1/52 of their "normal base salary," as defined in Section 2.14 of this document. For employees paid on a commission basis, a week of severance pay is defined as 1/52 of their "Normal Base Pay for Commission Employees" as defined in
Section 2.12 of this document.

     4.3. Health Care Coverage Benefit. An Employee eligible for a severance pay benefit under this Plan is eligible for a health care benefit. The health care benefit is the right to continue Employer subsidized health insurance coverage under the Employer's health care plan during the severance pay period for the Employee and his or her eligible dependents based on Employer contributions for active Employees at the Employer contribution level in effect on the date of cessation of employment. Continued coverage pursuant to the health care benefit is dependent on the Employee's timely paying his or her share of the cost of such coverage. Any such extended coverage runs concurrently with any COBRA continuation coverage period for which the Employee or his or her dependents is eligible. The health care coverage premium shall be payroll deducted during the severance benefit period and paid to the insurer under the Employer's health plan(s).

     4.4.   Payment.

            (a) The severance pay shall start on the day after the date of the Employee's termination and shall end on the earlier of his or her death or expiration of the number of weeks pay to which he or she is entitled (the "severance pay period"). The severance pay benefit will be paid at regular paydays, less applicable withholdings, for the period due.

            (b) In the event the Participant entitled to a severance pay benefit dies before such benefits are paid in full hereunder, the Employer shall pay or provide the balance of such benefit to the person whom the Participant designated in writing to the Administrator as his or her beneficiary (hereinafter "the beneficiary") for such benefit (but only if the beneficiary is alive at the Participant's death) or otherwise to the estate of such Participant in a lump sum.

            (c) The severance pay benefit will normally not be offset or reduced by any other employment. Notwithstanding the normal rule, the severance pay benefit will cease in the event the Employer or any successor rehires the Participant.

     4.5. Termination of Employment. Severance pay is payable only in cases where an Employee, as defined in Section 2.6, is completely and permanently severed from employment with the Employer. This does not include situations where an Employee is on a layoff status where there is some reasonable expectation of recall, in the sole judgment of the Employer, to his former position or one of similar nature.

     4.6. Integration with Other Benefits. Severance payments provided hereunder are the maximum severance benefits that the Employer will pay.

            (a) To the extent any federal, state or local law, including, without limitation, so-called "plant closing" laws, requires the Employer to provide advance notice or make a payment of any kind to an eligible Employee because of that Employee's involuntary termination due to a layoff, reduction in force, plant or facility closing, sale of business, or any other similar event or reason, the benefits provided under this Plan shall be reduced, dollar-for-dollar, but not below zero, by the amount of any such payment.
The benefits provided under this Plan are intended to satisfy any and all statutory obligations that may arise out of an eligible Employee's termination for the foregoing reasons, and the Plan Administrator shall so construe and implement the terms of the Plan.

            (b) Notwithstanding anything contained in this Plan or any other agreement or plan to the contrary, the payments or benefits provided to, or for the benefit of, a Participant under the Plan shall be reduced, dollar-for-dollar, but not below zero, by the amount of any payments or benefits provided under all other plans or agreements which became payable or are taken into account as a result of the Participant's termination of employment. For purposes of this paragraph, "other plans or agreements" shall include, but shall not be limited to, employment contracts, offer letters, and change in control severance pay plans or agreements.

            (c) Notwithstanding anything contained in this Plan or any other agreement or plan to the contrary, the payments and benefits provided to, or for the benefit of, a Participant under the Plan and under all other plans and agreements which became payable or are taken into account as a result of the Participant's termination of employment (the "Payments") shall be reduced, but not below zero, to the extent necessary so that no payment to be made, or benefit to be provided, to the Participant or for his or her benefit under the Plan or any other plan or agreement shall be subject to the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986 (hereinafter the "Code") (such reduced amount is hereinafter referred to as the "limited payment amount"). Unless the Participant gives prior written notice specifying a different order to the Administrator with which the Employer agrees, the Administrator shall reduce or eliminate the Payments to the Participant by first reducing or eliminating those benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time. Any notice given by the Participant pursuant to the preceding sentence shall, if agreed to by the Employer, take precedence over the provisions of any other plan, arrangement or agreement governing Participant's rights and entitlements to any benefits or compensation.

     4.7.   Other Benefit Plans.

            (a) The severance pay benefit will not be taken into account when determining the amount of contributions or benefits under any other employee benefit plan.

            (b) No further Employer contributions or benefits will be earned, accrued or paid under any other employee benefit plan during the period for which the severance pay benefit payments are made other than the health care benefit.

                                ARTICLE V

                             CLAIMS PROCEDURE

            (a) A Participant or beneficiary (the "claimant") shall have the right to request any benefit under the Plan by filing a written claim for any such benefit with the Administrator on a form provided or approved by the Administrator for such purpose. The Administrator (or a claims fiduciary appointed by the Administrator) shall give such claim due consideration and shall either approve or deny it in whole or in part. The following procedure shall apply:
                (i) The Administrator (or a claims fiduciary appointed by the Administrator) may schedule and hold a hearing.

                (ii) Within ninety (90) days following receipt of such claim by the Administrator, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail (postage prepaid) to the claimant or his duly authorized representative at the address shown on the claim form or such individual's last known address. The aforesaid ninety (90) day response period may be extended to one hundred eighty (180) days after receipt of the claimant's claim if special circumstances exist and if written notice of the extension to one hundred eighty (180) days indicating the special circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within ninety (90) days after receipt of the claimant's claim.

                (iii) Any notice of denial shall be written in a manner calculated to be understood by the claimant and shall:

                      (A) Set forth a specific reason or reasons for the denial,

                      (B) Make reference to the specific provisions of the Plan document or other relevant documents, records or information on which the denial is based,

                      (C) Describe any additional material or information necessary for the claimant to perfect the claim and explain why such material or information is necessary,

                      (D) Explain the Plan's claim review procedures, including the time limits applicable to such procedures and provide a statement of the claimant's right to bring a civil action in state or federal court under Section 502(a) of Employee Retirement Income Security Act of 1974 (ERISA) following an adverse determination on review of the claim denial.

            (b) A Participant or beneficiary whose claim filed pursuant to the preceding provisions of this Article V has been denied, in whole or in part, may, within sixty (60) days following receipt of notice of such denial, make written application to the Administrator for a review of such claim, which application shall be filed with the Administrator. For purposes of such review, the following procedure shall apply:

                (i) The Administrator (or a claims fiduciary appointed by the Administrator) may schedule and hold a hearing.

                (ii) The claimant or his duly authorized representative shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.

                (iii) The claimant or his duly authorized representative shall be provided, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to such claim and may submit to the Administrator written comments, documents, records, and other information relating to such claim.

                (iv) The Administrator (or a claims fiduciary appointed by the Administrator) shall make a full and fair review of any denial of a claim for benefits, which shall include taking into account all comments, documents, records, and other information submitted by the claimant or his duly authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                (v) The decision on review shall be issued promptly, but no later than sixty (60) days after receipt by the Administrator of the claimant's request for review, or one hundred twenty (120) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to one hundred twenty (120) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the claimant or his duly authorized representative within sixty (60) days after the receipt of the claimant's request for a review.

                (vi) The decision on review shall be in writing, shall be delivered or mailed by the Administrator to the claimant or his duly authorized representative in the manner prescribed in subparagraph (a)(ii) of this Article V for notices of approval or denial of claims, shall be written in a manner calculated to be understood by the claimant and shall in the case of an adverse determination:

                      (A) Include the specific reason or reasons for the adverse determination,

                      (B) Make reference to the specific provisions of the Plan, on which the adverse determination is based,

                      (C) Include a statement that the claimant is entitled to receive, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits,

                      (D) Include a statement of the claimant's right to bring a civil action in state or federal court under Section 502(a) of ERISA following the adverse determination on review.

     The Administrator's decision made in good faith shall be final.

            (c) The period of time within which a benefit determination initially or on review is required to be made shall begin at the time a claim or request for review is filed in accordance with the procedures of the Plan, without regard to whether all the information necessary to make a benefit determination accompanies the filing. In the event that a period of time is extended as permitted pursuant to this paragraph due to the failure of a claimant or his duly authorized representative to submit information necessary to decide a claim or review, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant or his duly authorized representative until the date on which the claimant or his duly authorized representative responds to the request for additional information.

            (d) For purposes of the Plan's claims procedure, a document, record, or other information shall be considered "relevant" to a claimant's claim if such document, record, or other information (A) was relied upon in making the benefit determination, (B) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination, or (C) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination.

            (e) The Administrator may establish reasonable procedures for determining whether a person has been authorized to act on behalf of a claimant.

                                  ARTICLE VI

                                  FIDUCIARIES

     6.1. Fiduciaries and Duties and Responsibilities. Authority to control and manage the operation and administration of the Plan shall be vested in the Administrator named and serving as provided in Article VII hereof, who, together with its membership, if any, shall be the named fiduciary (the "Fiduciary") under the Plan with those powers, duties, and responsibilities specifically allocated to it by the Plan or ERISA.

     6.2. Limitation of Duties and Responsibilities of Fiduciaries. The duties and responsibilities, and any liability therefore, of the Fiduciaries provided for in paragraph 6.1 shall be severally limited to the duties and responsibilities specifically allocated to each such Fiduciary in accordance with the terms of the Plan, and there shall be no joint duty, responsibility, or liability among any such groups of Fiduciaries in the control and management of the operation and administration of the Plan.

     6.3. Allocation or Delegation of Duties and Responsibilities by Fiduciaries. By written agreement filed with the Administrator and the Plan Sponsor, any duties and responsibilities of any Fiduciary may be allocated among Fiduciaries or may be delegated to persons other than Fiduciaries. Any written agreement shall specifically set forth the duties and responsibilities so allocated or delegated, shall contain reasonable provisions for termination, and shall be executed by the parties thereto.

     6.4. Assistance and Consultation. A Fiduciary, and any delegate named pursuant to paragraph 6.3, may engage agents to assist in its duties and may consult with counsel, who may be counsel for the Employer, with respect to any matter affecting the Plan or its obligations and responsibilities hereunder, or with respect to any action or proceeding affecting the Plan.

     6.5. Compensation and Expenses. All compensation and expenses of the Fiduciaries and their agents and counsel shall be paid or reimbursed by the Employer on such basis as the Plan Sponsor shall determine; provided, however, that each person or committee member serving as a Fiduciary shall serve without compensation for such service unless otherwise determined by the Plan Sponsor.

     6.6. Indemnification. The Employer, on such basis as the Plan Sponsor shall determine, shall indemnify and hold harmless any individual who is an Employee or a member of the Board of the Employer and who is a Fiduciary or a member of a Fiduciary under the Plan and any other individual who is an Employee or a member of the Board of the Employer and to whom duties of a Fiduciary are delegated pursuant to paragraph 6.3, to the extent permitted by law, from and against any liability, loss, cost or expense arising from their good faith action or inaction in connection with their responsibilities under the Plan.

                                    ARTICLE VII

                                PLAN ADMINISTRATION

     7.1. Appointment of Plan Administrator. The Plan Sponsor may appoint one or more persons to serve as the Administrator (the "Administrator") for the purpose of carrying out the duties specifically imposed on the Administrator by the Plan and ERISA. In the event more than one person is appointed, the persons shall form a committee for the purpose of functioning as the Administrator of the Plan. The person or committee members serving as Administrator shall serve for indefinite terms at the pleasure of the Plan Sponsor, and may, by thirty (30) days prior written notice to the Plan Sponsor, terminate such appointment.

     7.2. Plan Sponsor as Plan Administrator. In the event that no Administrator is appointed or in office pursuant to paragraph 7.1, the Plan Sponsor shall be the Administrator.

     7.3. Procedure if a Committee. If the Administrator is a committee, it shall appoint from its members a Chairman and a Secretary. The Secretary shall keep records as may be necessary of the acts and resolutions of such committee and be prepared to furnish reports thereof to the Plan Sponsor. Except as otherwise provided, all instruments executed on behalf of such committee may be executed by its Chairman or Secretary, and the Plan Sponsor may assume that such committee, its Chairman or Secretary are the persons who were last designated as such to them in writing by the Plan Sponsor or its Chairman or Secretary.

     7.4. Action by Majority Vote if a Committee. If the Administrator is a committee, its action in all matters, questions and decisions shall be determined by a majority vote of its members qualified to act thereon. They may meet informally or take any action without the necessity of meeting as a group.

     7.5. Appointment of Successors. Upon the death, resignation or removal of a person serving as, or on a committee which is, the Administrator, the Plan Sponsor may, but need not, appoint a successor.

     7.6. Duties and Responsibilities of Administrator. The Administrator shall have the following duties and responsibilities under the Plan:

            (a) The Administrator shall be responsible for the fulfillment of all relevant reporting and disclosure requirements set forth in the Plan and ERISA, the distribution thereof to Participants and the filing thereof with the appropriate governmental officials and agencies.

            (b) The Administrator shall maintain and retain necessary records respecting its administration of the Plan and matters upon which disclosure is required under the Plan and ERISA.

            (c) The Administrator shall make any elections for the Plan required to be made by it under the Plan and ERISA.

            (d) The Administrator shall provide to Participants such notices and information as required by the Plan and ERISA.

     7.7.   Powers and Authority; Costs and Expenses.

            (a) The Administrator is hereby vested with all the power and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan. For such purpose, the Administrator shall have the power to adopt rules and regulations consistent with the terms of the Plan. The Administrator is expressly empowered to settle claims against the Plan and to make such equitable adjustments in a Participant's rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan. The Administrator, if a committee, may authorize one or more of its members or any agent to act on its behalf and may contract for legal, accounting, clerical and other services to carry out the Plan. The costs of such services and expenses and of any and all other necessary expenses incurred by the Administrator shall be paid or reimbursed as the Plan Sponsor shall determine.

            (b) The Administrator shall exercise its power and authority in its discretion. It is intended that a court review of the Administrator's exercise of its power and authority with respect to matters relating to claims for benefits by, and to eligibility for participation in and benefits of, Participants and any beneficiaries shall be made only on an arbitrary and capricious standard.

     7.8. Plan Interpretations. The Administrator may construe the Plan, correct defects, supply omissions or reconcile inconsistencies to the extent necessary to effectuate the Plan and such action shall be conclusive.

     7.9. Availability of Records. The Employer and the Administrator shall, at the request of the Administrator, make available necessary records or other information they possess which may be required by the Administrator in order to carry out its duties hereunder.

     7.10. No Action by Plan Administrator with Respect to Own Benefit. No Administrator who is a Participant shall take any part as the Administrator in any discretionary action in connection with his participation as an individual. Such action shall be taken by the remaining Administrator, if any, or otherwise by the Plan Sponsor.

                                  ARTICLE VIII

                        AMENDMENT AND TERMINATION OF PLAN

     8.1. Amendment or Termination of the Plan by the Plan Sponsor. The Plan may be amended in whole or in part from time to time by the Plan Sponsor effective as of any date specified. The Plan may be terminated at any time by the Plan Sponsor.

     8.2. Termination Events with Respect to Employers Other Than the Plan Sponsor. The Plan shall terminate with respect to any Employer other than the Plan Sponsor, and such Employer shall automatically cease to be a participating Employer in the Plan, upon the happening of any of the following events:

            (a)   The Employer's ceasing to be an Affiliate.

            (b) Action by the Board of the Plan Sponsor terminating an Employer's participation in the Plan and specifying the date of such termination. Notice of such termination shall be delivered to the Administrator and the former participating Employer.

     Notwithstanding the foregoing, no termination with respect to an Employer shall become effective before the date on which an Employer ceases to be an Affiliate or the date on which the termination is approved by the Board, as then case may be.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1. Payment from General Assets. The benefits provided hereunder will be paid solely from the general assets of the Employer. Nothing herein will be construed to require the Employer or the Administrator to maintain any fund or segregate any amount for the benefit of any Participant with respect to such Employer-provided benefit, and no Participant or other person shall have any claim against, right to or security or other interest in, any fund, account or assets of the Employer or Administrator from which any payment of an Employer-provided benefit under the Plan may be made.

     9.2. Nonassignability. The interests of each Participant under the Plan are not subject to claims of the Participant's creditors; and neither the Participant, nor his beneficiary shall have any right to sell, assign, transfer or otherwise convey the right to receive any payments hereunder or any interest under the Plan, which payments and interest are expressly declared to be nonassignable and nontransferable.

     9.3. Right to Require Information and Reliance Thereon. The Plan Sponsor, each Employer and the Administrator shall have the right to require any Participant or his estate to provide it with such information, in writing, and in such form as it may deem necessary to the administration of the Plan and may rely thereon in carrying out its duties hereunder. Any payment to or on behalf of a Participant in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by a Participant or any other person to whom such payment is made shall be in full satisfaction of all claims by such Participant.

     9.4. Notices and Elections. All notices required to be given in writing and all elections required to be made in writing, under any provision of the Plan, shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice or election by a Participant, unless executed by the Participant or the administrator or executor of his estate giving such notice or making such election.

     9.5. Delegation of Authority. Whenever the Plan Sponsor or any other Employer is permitted or required to perform any act, such act may be performed by its Chief Executive Officer (or its President if it has no Chief

Executive Officer) or other person duly authorized by its Chief Executive Officer (or its President if it has no Chief Executive Officer) or its Board.

     9.6. Service of Process. The Administrator shall be the agent for service of process on the Plan.

     9.7. Governing Law. The Plan shall be construed, enforced and administered in accordance with the laws of the Commonwealth of Virginia, and any federal law which preempts the same.

     9.8. Binding Effect. The Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns, and the Participant and his or her heirs, executors, administrators and legal representatives.

     9.9. Severability. If any provision of the Plan should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

     9.10. Tax Consequences. The Employer-provided benefits hereunder are in the nature of compensation and are fully includable in the gross income of the Employee under Section 61 of the Internal Revenue Code of 1986. The Employer may deduct from payments under the Plan any federal, state or local withholding or other taxes or charges that it required to deduct under applicable law.

     9.11. No Effect on Employment Agreement. The Plan shall neither be considered nor construed as an employment agreement between the Employer and the Participant nor shall it be considered or construed to modify, amend or supersede any employment or other agreement between the Employer and the Participant heretofore or hereafter entered into unless so specifically provided. This agreement to provide severance benefits shall not be construed as providing continued employment or any right to any other benefits provided by the Employer during periods of employment or unemployment unless specifically stated in the plan under which such other benefits are provided. Nothing contained herein shall change the "at will" status of any Employee of the Employer or its Affiliates.

     9.12. Gender and Number. In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

     9.13. Titles and Captions. Titles and captions and headings herein have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

     9.14. Construction. This Plan is created for the benefit of the Employees and shall be interpreted and administered in a manner consistent with its being an unfunded welfare benefit plan covered by ERISA.

     IN WITNESS WHEREOF, the Employer has caused this Document to be executed on its behalf by its officer duly authorized this 1st day of March, 2004.


                                          FNB CORPORATION


                                          By: /S/ William P. Heath, Jr.
                                             Its:  CEO/President